Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hill International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-114816 and No. 333-148156) and Forms S-8 (No. 333-137512 and No. 333-141814) of our report dated March 27, 2006, with respect to the financial statements of Hill International (UK) Limited, included in the Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Baker Tilly UK Audit LLP

Baker Tilly UK Audit LLP

London

United Kingdom

March 25, 2008